SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           | |


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| |    Preliminary Proxy Statement
| |    Confidential, for Use of the Commission Only (as permitted by Rule
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|X|    Definitive Proxy Statement
| |    Definitive Additional Materials
| |    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             WONDERWARE CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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       14a-6(i)(3).
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


                             WONDERWARE CORPORATION
                              100 Technology Drive
                            Irvine, California 92618

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 1997


TO THE STOCKHOLDERS OF WONDERWARE CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wonderware Corporation, a Delaware corporation (the "Company"), will be held on Monday, May 12, 1997 at 10:00 a.m. local time at The Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California for the following purpose:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company's Employee Stock Purchase Plan to, among other things, increase the aggregate number of shares of Common Stock authorized for issuance under such plan to 700,000 shares.

3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                      By Order of the Board of Directors


                                      /s/ Sam M. Auriemma

                                      Sam M. Auriemma
                                      Secretary

Irvine, California
April 3, 1997

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             WONDERWARE CORPORATION
                              100 Technology Drive
                            Irvine, California 92618

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of Wonderware Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, May 12, 1997 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 3, 1997 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

         Only holders of record of Common Stock at the close of business on March 17, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 17, 1997, the Company had outstanding and entitled to vote 14,018,732 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 100 Technology Drive, Irvine, California 92618, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

         Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 4, 1997 to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are five nominees for the five Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and was elected by the stockholders at the 1996 Annual Meeting of Stockholders.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

         The names of the nominees and certain information about them are set forth below:


      Name                       Age              Principal Occupation
      -------------------        ---     --------------------------------------
      Roy H. Slavin              51      Chairman of the Board of Directors,
                                         President and Chief Executive Officer
                                         of the Company

      F.  Rigdon Currie          66      Special Limited Partner, MK Global
                                         Ventures

      Harvard H. Hill, Jr.       60      General Partner, Houston Venture
                                         Partners, Ltd.

      Jay L. Kear                59      Independent management consultant

      John E. Rehfeld            56      Former President and Chief Executive
                                         Officer of Proxima Corporation

Mr. Slavin became a director of the Company in July 1995. He currently is Chairman of the Board, President and Chief Executive Officer of the Company. From October 1993 to June 1995, he was President and Chief Executive Officer of Siemens Industrial Automations, Inc., a manufacturer of industrial automation components and systems. From January 1986 to September 1993, he was President and Chief Executive Officer of Potter & Brumfield Inc. (A Siemens Company), a manufacturer of electronic components.

Mr. Currie became a director of the Company in September 1989. He was a General Partner of Pacific Venture Partners, a venture capital investment firm, from July 1983 to December 1995 and has been a Special Limited Partner of MK Global Ventures, also a venture capital investment firm, since February 1988. He currently serves on the Board of Directors of Document Technologies, Inc., Document Imaging Systems Corp., QMS, Inc. and several privately held companies.

Mr. Hill became a director of the Company in September 1989. He has been a General Partner of Houston Venture Partners, Ltd., a venture capital investment firm, since 1986 and is also the Managing General Partner of Houston Partners, which is the General Partner of Private Equity Investments, an investment firm. He currently serves on the Board of Directors of Raymond James Financial, Inc., and several privately held companies.

Mr. Kear became a director of the Company in September 1989. Since February 1993, he has been an independent management consultant specializing in advising high technology companies. From February 1989 to January 1993, Mr. Kear was employed by the Noorda Family Trust to assist in the management of its investment portfolio. Mr. Kear currently serves on the Board of Directors of Javelin Systems.

Mr. Rehfeld became a director of the Company in April 1992. He was President and Chief Executive Officer of Proxima Corporation, a supplier of desktop multimedia computer projection systems, from February 1996 to March 1997 and also served as a director of Proxima Corporation. From April 1993 to February 1996, Mr. Rehfeld was President and Chief Executive Officer of Etak, Inc., a supplier of digital mapping data and a subsidiary of the News Corporation. From February 1989 to April 1993, Mr. Rehfeld was President of Seiko Instruments USA Inc., a manufacturer of electronic instruments.

Board Committees and Meetings

     During the fiscal year ended December 31, 1996, the Board of Directors held six meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee recommends to the Board the independent auditors to be retained by the Company, meets with the auditors at least annually to review the results of the annual audit and discuss the financial statements, and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two directors: Messrs. Hill and Rehfeld. It met once during 1996.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three directors: Messrs. Currie, Kear and Rehfeld. It met twice during 1996.

     The Nominating Committee develops and maintains a current list of the functional needs for directors, interviews, evaluates, nominates and recommends individuals for membership on the Company's Board and formally reviews with each Board member, on an annual basis, whether it is desirable for such person to continue to serve on the Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of two directors: Messrs. Currie and Kear. The Nominating Committee did not meet formally during 1996.

     During the fiscal year ended December 31, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

              APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     In May 1993, the Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 300,000 shares of the Company's Common Stock. The stockholders of the Company approved the adoption of the Purchase Plan in June 1993. At December 31, 1996, an aggregate of 241,758 shares had been issued under the Purchase Plan and only 58,242 shares remained for the grant of future rights under the Plan. In March 1997, the Compensation Committee of the Board of Directors of the Company adopted, and the Board ratified, amendments to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to 700,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

     Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

         The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 404 of the Company's approximately 410 employees are eligible to participate in the Purchase Plan.

         The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

Administration

         The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board is authorized to delegate administration of such plan to a committee of not less than two Board members. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

Offerings

         The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is of six months' duration.

Eligibility

         Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for such continuous period preceding the first day of the offering period as the Board may require, which period shall not be equal to or greater than two years. The Board may provide that officers of the Company who are "highly compensated" as defined in the Code are not eligible to be granted rights under the Purchase Plan.

         Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

Participation in the Plan

         Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' base total compensation during the purchase period.

Purchase Price

         The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

         The purchase price of the shares is accumulated by payroll deductions over the offering period. A participant may reduce, increase or begin payroll deductions after the beginning of any purchase period only as provided for in the offering. A participant may make additional payments into his or her account only if specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the purchase period All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company.

Purchase of Stock

         By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares available under the offering, the Board will make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

Withdrawal

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period except as otherwise provided by the Board in the offering.

         Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

         Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

         The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, such plan will terminate in May 2003.

         The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, or (b) modify the requirements relating to eligibility for participation in the Purchase Plan.

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

Effect of Certain Corporate Events

         In the event of a dissolution, liquidation or specified type of merger of the Company, (i) the surviving corporation may assume the rights under the Purchase Plan or substitute similar rights, (ii) such rights may continue in full force and effect, or (iii) the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Stock Subject to Purchase Plan

         If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

Federal Income Tax Information

         Rights granted under the Purchase Plan are intended to qualify for the favorable federal income tax treatment accorded rights granted under an employee stock purchase plan which qualifies for such treatment under provisions of
Section 423 of the Code.

         A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

         If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is 28% while the maximum ordinary rate is effectively 39.6% at the present time.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

         The following table presents certain information with respect to shares purchased under the Purchase Plan during the fiscal year ended December 31, 1996 by (i) the Named Executive Officers, (ii) all executive officers as a group and
(iii) all non-executive officer employees as a group. Non-employee directors are not eligible to purchase shares under the Purchase Plan.

                                New Plan Benefits

                                                 Employee Stock Purchase Plan
                                               ---------------------------------
  Name and Principal Position                  Dollar Value(1)  Number of Shares
                                                                    Purchased

  Roy H. Slavin                                   $  19,995            1,289
    Chairman of the Board, President and
    Chief Executive Officer
  Sam M. Auriemma                                        --               --
    Vice President, Finance, Chief Financial
    Officer and Secretary
  Joseph Cowan                                       20,694            1,604
    Vice President, Marketing
  Jeffrey Kissling                                    3,749              580
    Vice President, Development
  Lawrence T. Whelan                                 17,421            1,254
    Vice President, International Sales
  Ronald C. Mehaffey                                 12,662            1,138
    Vice President, Product Development
  Gary J. Wilson                                     20,324            1,561
    Vice President, North American Sales
  All Executive Officers as a Group                 100,957            7,909
  All Non-Executive Officer Employees as a
    Group                                         1,756,753          137,736

(1) Fair market value on the date of purchase multiplied by the number of shares purchased.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since December 1992. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1996 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                     Beneficial Ownership (1)
                                                   ----------------------------
                                                    Number of        Percent of
                       Beneficial Owner               Shares            Total
Jeffrey Kissling (2)                                  50,185              *
Jay L. Kear (3)                                       46,000              *
F. Rigdon Currie (4)                                  28,064              *
John E. Rehfeld (5)                                   18,000              *
Roy H. Slavin (6)                                     12,289              *
Gary J. Wilson (7)                                    10,861              *
Lawrence T. Whelan (8)                                 6,654              *
Joseph Cowan (9)                                       4,540              *
Ronald C. Mehaffey (10)                                2,588              *
Harvard H. Hill, Jr. (11)                              2,500              *

Sam M. Auriemma                                           --             --
All executive officers and directors as a group
  (12 persons) (12)                                  172,263            1.2%
----------------
*      Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,865,966 shares outstanding on December 31, 1996, adjusted as required by rules promulgated by the SEC.

(2)  Includes 600 shares beneficially owned by Mr. Kissling's minor children.

(3) Includes 46,000 shares subject to options exercisable within 60 days of December 31, 1996.

(4) Includes 5,564 shares held in a trust of which Mr. Currie and his wife, Patricia Johnson, are trustees. Includes 22,500 shares subject to options exercisable within 60 days of December 31, 1996.

(5) Includes 18,000 shares subject to options exercisable within 60 days of December 31, 1996.

(6) Includes 1,000 shares held in a trust of which Mr. Slavin is a trustee and as to which Mr. Slavin has sole voting and investment power.

(7) Includes 9,300 shares subject to options exercisable within 60 days of December 31, 1996.

(8) Includes 5,400 shares subject to options exercisable within 60 days of December 31, 1996.

(9) Includes 2,608 shares subject to options exercisable within 60 days of December 31, 1996.

(10) Includes 1,450 shares held by Mr. Mehaffey's wife, Marva L. Mehaffey.

(11) Includes 2,500 shares subject to options exercisable within 60 days of December 31, 1996.

(12) Includes 108,012 shares subject to options held by officers and directors and exercisable within 60 days of December 31, 1996. See Notes (2) through
     (5), (7) through (9) and (11).

Compliance with Section 16(a) of the Securities Exchange Act of 1934, As Amended

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of one transaction, was filed late by Mr. Mehaffey.

                             EXECUTIVE COMPENSATION

Compensation of Directors

     Commencing in April 1994, each Non-Employee Director received a per-meeting fee of $1,000 for attendance, in person or telephonicly, at regularly scheduled Board meetings; no additional compensation is paid for committee meetings. In addition, one director, Jay L. Kear, receives $1,500 per day for service as a consultant. In the fiscal year ended December 31, 1996, $12,000 in aggregate compensation was paid by the Company to directors of the Company who were not otherwise employed by the Company or any affiliate of the Company ("Non-Employee Directors") for attendance at regularly scheduled meetings. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.

     Non-Employee Directors are also eligible for grants of options under the 1994 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). The Directors' Plan provides for the granting of stock options only to Non-Employee Directors. Option grants under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code and are nondiscretionary. Under the Directors' Plan, on the date of each annual meeting of stockholders of the Company, each Non-Employee Director is granted an option to purchase 10,000 shares of Common Stock which vests 25% on the date one year after the date of grant and 6.25% for each full three-month period thereafter, provided that the optionee has, during the period beginning on the date of grant for such option and ending on such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any affiliate of the Company.


     During 1996, the Company granted options covering 10,000 shares of Common Stock to each eligible Non-Employee Director, each at an exercise price per share of $21.125, the fair market value of the Common Stock on the date of grant (based on the closing sales price reported on the NASDAQ National Market for the date of grant). As of January 31, 1997, options to purchase an aggregate of 55,000 shares had been granted under the Directors' Plan, and 2,500 options had been exercised.

         In November 1995, Mr. Kear entered into a consulting agreement with the Company. Pursuant to the agreement, Mr. Kear provides assistance to the Chief Executive Officer in connection with management reorganization issues, for which he receives a consulting fee of $1,500 per day. In 1996, Mr. Kear received $4,708 in consulting fees for services performed for the Company.

Compensation of Executive Officers

         The following table shows for the fiscal years ending December 31, 1996, 1995 and 1994, compensation awarded or paid to, or earned by the Company's Chief Executive Officer, its other four most highly compensated executive officers at December 31, 1996, and two former executive officers who departed from the Company during fiscal year 1996 (collectively, the "Named Executive Officers"):


                           Summary Compensation Table

                                                                                                        Long-Term
                                                                                                       Compensation
                                                                       Annual Compensation (1)          Awards (2)
-------------------------------------------------           ----------------------------------------   ------------
                                                                                                          Shares
                                                                                       Other Annual     Underlying
          Name and Principal Position               Year      Salary        Bonus      Compensation     Options (3)
------------------------------------------------  --------  -----------  ----------   --------------   ------------
Roy H. Slavin                                       1996      $320,600    $ 37,734     $ 50,000 (4)       400,000
  Chairman of the Board, President                  1995      $103,000    $ 70,645     $450,501 (5)       200,000
  and Chief Executive Officer                       1994            --          --           --                --
Sam M. Auriemma                                     1996      $113,719    $ 14,880           --            45,000
  Vice President, Finance, Chief                    1995            --          --           --                --
  Financial Officer and Secretary                   1994            --          --           --                --
Joseph Cowan                                        1996      $142,761    $ 13,440     $109,521 (6)        16,900
  Vice President, Marketing                         1995      $ 77,147    $ 30,060           --            16,900
                                                    1994      $ 72,100    $ 34,963           --             8,100
Jeffrey Kissling                                    1996      $118,333    $ 13,440           --            35,000
  Vice President, Development                       1995      $ 23,333    $    673           --                --
                                                    1994            --          --           --                --
Lawrence T. Whelan (7)                              1996      $140,600    $ 13,440           --            20,000
  Former Vice President, International Sales        1995      $ 87,032    $ 44,461     $ 15,373 (8)        10,000
                                                    1994      $ 34,125    $ 13,628           --            15,000
Ronald C. Mehaffey (9 )                             1996      $131,730    $ 13,440     $ 48,892 (10)       45,000
  Former Vice President, Product                    1995            --          --           --                --
  Development                                       1994            --          --           --                --
Gary J. Wilson (11)                                 1996      $144,107          --           --             5,000
  Former Vice President, North American             1995      $ 91,699    $ 45,589           --                --
  Sales                                             1994      $ 86,690    $ 53,325           --            15,000

---------------

(1) Includes amounts earned but deferred at the election of the executive officer.

(2) None of the Named Executive Officers held restricted stock at December 31, 1996.

(3) Of the options to purchase an aggregate of 566,900 shares of Common Stock granted to the Named Executive Officers as a group in 1996, options to purchase only 185,000 shares of Common Stock were original option grants, and the remaining option grants were repricings of options previously granted to such Named Executive Officers. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Option Repricing" and "Option Repricing Information."

(4)  Includes a signing bonus of $50,000.

(5) Includes a relocation allowance of $56,081 and $394,420 in loans forgiven by the Company.

(6) Includes a relocation allowance of $21,521 and $88,000 in loans forgiven by the Company.

(7)  Mr. Whelan's employment with the Company terminated on January 3, 1997.

(8)  Includes a relocation allowance of $15,373.

(9)  Mr. Mehaffey's employment with the Company terminated on December 6, 1996.

(10) Includes a relocation allowance of $48,892.

(11) Mr. Wilson's employment with the Company terminated on September 9, 1996.


                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under the 1989 Stock Option Plan, as amended (the "1989 Plan"). As of December 31, 1996, options to purchase a total of 1,550,659 shares were outstanding under the 1989 Plan and options to purchase 903,382 shares remained available for grant thereunder.

         The following tables show for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

                          Option Grants in Fiscal 1996*

                                        Individual Grants
                       -----------------------------------------------------
                          Number      % of Total                                       Potential
                         of Shares      Options                                   Realizable Value at
                        Underlying    Granted to                                  Assumed Annual Rates
                          Options      Employees    Exercise                  of Stock Price Appreciation
                          Granted      in Fiscal     Price      Expiration        for Option Term (4)
Name                    (#) (1) (2)    1996 (3)      ($/sh)      Date (2)        5% ($)         10% ($)
                        -----------   ----------    ---------   ----------    ---------------------------
Roy H. Slavin             100,000          7.6%        $15.25   cancelled              --              --
                          200,000         15.2%         $9.75     8/30/06      $1,226,345      $3,107,798
                          100,000          7.6%         $9.75     8/30/06      $  613,172      $1,553,899
Sam M. Auriemma            20,000          1.5%        $22.50   cancelled              --              --
                           20,000          1.5%         $9.75     8/30/06      $  122,634      $  310,780
                            5,000          0.4%         $9.75     8/30/06      $   30,658      $   77,695
Joseph Cowan               16,900          1.3%         $9.75     8/30/06      $  103,626      $  262,609
Jeffrey Kissling           10,000          0.8%       $21.125   cancelled              --              --
                           10,000          0.8%         $9.75     8/30/06      $   61,317      $  155,390
                           15,000          1.1%         $9.75     8/30/06      $   91,976      $  233,085
Lawrence T. Whelan (5)      5,000          0.4%       $21.125   cancelled              --              --
                           10,000          0.8%         $9.75     8/30/06      $   61,317      $  155,390
                            5,000          0.8%         $9.75     8/30/06      $   30,659      $   77,695
Ronald C. Mehaffey (6)     10,000          0.8%        $16.00   cancelled              --              --
                           10,000          0.8%       $21.125   cancelled              --              --
                           10,000          0.8%         $9.75   cancelled              --              --
                           10,000          0.8%         $9.75   cancelled              --              --
                            5,000          0.4%         $9.75   cancelled              --              --
Gary J. Wilson (7)          5,000          0.4%       $21.125     4/21/06      $   66,427      $  168,339
---------------

* Of the options to purchase an aggregate of 566,900 shares of Common Stock granted to the Named Executive Officers as a group in 1996, options to purchase only 185,000 shares of Common Stock were original option grants, and the remaining option grants were repricings or amendments of options previously granted to such Named Executive Officers. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Option Repricing" and "Option Repricing Information."

(1) All options granted to the Named Executive Officers (or repriced or amended) in 1996 and remaining outstanding at December 31, 1996 vest 50% two years from the date of grant, and 25% for each full year thereafter.

(2) The Board of Directors may reprice outstanding options under the terms of the 1989 Plan.

(3) Based on options to purchase an aggregate of 1,313,100 shares granted in 1996. (Includes options to purchase an aggregate of 566,900 shares of Common Stock granted to the Named Executive Officers as a group in 1996, of which options to purchase only 185,000 shares of Common Stock were original option grants, and and the remainder of which represented repricings or amendments of options previously granted to such Named Executive Officers in connection with the Company's option repricing program. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Option Repricing" and "Option Repricing Information.") This number is not necessarily indicative of the number of shares subject to options to be granted in the future.

(4) The potential realizable value is calculated based on the term of the option (ten years) and the fair market value at the time of its grant (which, in each case, is equal to the exercise price).

                                       11

(5) Mr. Whelan's options ceased vesting as of his termination, and the vested portion of his options will expire if unexercised by April 3, 1997.

(6) All of Mr. Mehaffey's options terminated unvested following the termination of his employment.

(7) Mr. Wilson's options ceased vesting as of March 9, 1997, and the vested portion of his options will expire if unexercised by June 9, 1997.

 Aggregated Option Exercises in Fiscal 1996 and Value of Options at End of Fiscal 1996

                                                               Number of Shares         Value of Unexercised
                                                             Underlying Unexercised         In-the-Money
                                                                Options at End           Options at End of
                       Shares Acquired   Value Realized       of Fiscal 1996 (#)        Fiscal 1996 ($) (2)
Name                     on Exercise         ($) (1)      Exercisable/Unexercisable Exercisable/Unexercisable
-----                 ----------------- ---------------- -------------------------- -------------------------
Roy H. Slavin                --                  --               0/300,000                    $0/$0
Sam M. Auriemma              --                  --                0/25,000                    $0/$0
Joseph Cowan                 --                  --            2,284/19,816                    $0/$0
Jeffrey Kissling             --                  --                0/25,000                    $0/$0
Lawrence T. Whelan (3)       --                  --            4,800/21,600                    $0/$0
Ronald C. Mehaffey (4)       --                  --                     0/0                    $0/$0
Gary J. Wilson (5)           --                  --            8,100/12,800           $11,271/$6,069

-------------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Fair market value of the Company's Common Stock at December 31, 1996 ($8.89) minus the exercise price of the options.

(3) Mr. Whelan's options ceased vesting as of his termination, and the vested portion of his options will expire if unexercised by April 3, 1997.

(4)  All of Mr. Mehaffey's options terminated unvested.

(5) Mr. Wilson's options ceased vesting as of March 9, 1997, and the vested portion of his options will expire if unexercised by June 9, 1997.

                              EMPLOYMENT AGREEMENTS

         Pursuant to an employment agreement between the Company and Roy H. Slavin entered into in November 1995, Mr. Slavin's annual salary and bonus are determined by the Compensation Committee of the Board of Directors. To assist Mr. Slavin in his purchase of a home in connection with his relocation to Southern California, a loan by the Company to Mr. Slavin in the amount of $394,420 was made and subsequently forgiven by the Company in 1995. Mr. Slavin also received a relocation allowance of $56,081 pursuant to the agreement. Under the terms of the agreement, options to purchase 200,000 shares of the Company's Common Stock under the 1989 Plan were granted to Mr. Slavin at an exercise price of $37.75, the market price of the Common Stock as of July 31, 1995. Such options originally vested at the rate of 24% one year from the date of grant and 2 percent per month thereafter. On August 31, 1996, the terms of these options were revised such that the exercise price was reduced to $9.75 (the market price of the Common Stock on August 30, 1996) and the vesting schedule was revised so that 50 percent of the options vest two years from August 31, 1996 and 25 percent per year thereafter. See "Option Repricing Information." Either Mr. Slavin or the Company may terminate this employment relationship at will.

         In August 1996, the Compensation Committee of the Board of Directors authorized severance protection agreements covering all officers of the Company. Under the agreement covering the Chief Executive Officer of the Company, such officer will receive 2.5 times his annual average salary over the last three years in the event that he is either terminated other than for cause, or a change of control of the Company occurs and he decides not to continue his employment with the Company. The agreements covering officers other than the Chief Executive Officer have essentially the same terms as the agreement with the Chief Executive Officer except that the payment will be one times the officer's average annual salary over the last three years. Under all of the severance agreements, in the event of a change of control of the Company, all unvested stock options held by the officers shall immediately vest and become exercisable.

         Pursuant to an agreement between the Company and Gary J. Wilson entered into in September 1996, Mr. Wilson resigned as Vice President, North American Sales as of September 9, 1996. Pursuant to this agreement, Mr. Wilson was paid $11,667 per month, and Mr. Wilson's unvested options continued to vest, until March 9, 1997.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") during 1997 was composed of Messrs. Currie, Kear and Rehfeld; none of the members of the Committee is a current or former officer or employee of the Company. The Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's employee benefit plans, including the 1989 Plan and the Employee Stock Purchase Plan.

                        COMPENSATION COMMITTEE REPORT(1)

Compensation Philosophy

         The compensation policies adopted by the Committee are designed to (i) align compensation with business objectives and performance; (ii) attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and (iii) motivate the Company's executive officers and other key employees to enhance long-term stockholder value. Key elements of this philosophy are:

         - The Company's salaries must be competitive with leading software companies with which the Company competes for highly qualified and experienced executives. To date, the Committee has relied on its members' experience in working with other comparable software companies to ensure executive salaries are competitive. Since becoming a public company in July 1993, the Company has retained the services of an executive compensation consulting firm to regularly compare the Company's salaries to these companies and assist the Company in setting its salary parameters.

         - The Company maintains annual incentive programs sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

         - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as stockholders as well as employees.

         The Committee's objective is to set executive compensation within a range which the Committee believes is comparable to the average range of compensation set by companies of comparable size in the software industry. The group of comparable companies is not necessarily the same as the companies included in the market indices included in the performance graph on page 18 of this Proxy Statement. The primary components of executive compensation are base salary, short- and long-term cash incentives and long-term equity incentives. Each year, the Compensation Committee reviews the criteria upon which all aspects of employee compensation are based.

         Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers a number of subjective criteria, including individual and Company performance, levels of responsibility, prior experience and competitive pay practices. The Committee does not make individual salary decisions according to specific criteria and does not ascribe specific weights to the factors it considers.

         Annual Incentives. In fiscal 1996, the Company awarded year-end bonuses to its executive officers, non-executive officers and certain other employees. The actual bonuses paid to each individual were determined by multiplying a predetermined amount (which is a graduated percentage of salary dependent on employee level, typically 5-15%) by a percentage determined by the Compensation Committee to be a fair adjustment of the predetermined amount based on actual Company performance during the year. In addition, selected other employees received "spot" bonus awards during the year based on achievement of specific operational goals.

         Long-Term Incentives. The Company's long-term incentive program consists of options granted under the 1989 Plan, other stock options and the Purchase Plan. Option grants include vesting periods to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are generally made at 100% of fair market value on the date of grant.

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the 1989 Plan with an exercise price at least equal to the fair market value of the Common Stock on the date of grant will be treated as performance-based compensation under the final Treasury regulations promulgated under Section 162(m) of the Code.

         Executive officers receive value from these grants only if the Common Stock appreciates over the long term. The amount of individual option grants is determined based in part on competitive practices at comparable software companies and on the Company's philosophy of significantly linking executive compensation with stockholder interests. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive officer, including the number of shares that have vested and that remain unvested. The Committee believes that option grants by the Company to its executive officers and employees are comparable to the average range for comparable companies. In 1996, the Committee granted options to purchase 575,900 shares of the Company's Common Stock to eight executive officer(s), of which options to purchase only 194,000 shares of Common Stock were original option grants, and of which the remaining option grants were repricings or amendments of options previously granted to such Named Executive Officers. See "--Option Repricing" and "Option Repricing Information."

Option Repricing

          In January 1996, the Company implemented an option exchange program applicable to all employees of the Company, excluding executive officers. In August 1996, the Company implemented an option exchange program applicable to the Company's executive officers other than the Chief Executive Officer. Concurrently therewith, the Compensation Committee amended Mr. Slavin's outstanding option to purchase 200,000 shares of Common Stock under the 1989 Plan and exchanged Mr. Slavin's outstanding option to purchase 100,000 shares of Common Stock under the 1989 Plan to reduce, in each case, the exercise price of such options to equal the fair market value of the Common Stock on the date of amendment or exchange. As a result of these actions, the number of shares subject to each exchanged or amended option remained the same, but in each case the exercise price was reduced to equal the market price of the common stock on the date of such exchange or amendment. In addition, the vesting of the options was revised so that 50 percent of the options vest two years from the date of the exchange or amendment of such option and 25 percent vest each year thereafter. At the times these repricings were effected, substantially all of the options then outstanding under the 1989 Plan, including those held by executive officers, had exercise prices significantly above the current market price of the Company's Common Stock. In light of the decline in the Company's Common Stock Price and because options are a key component of the Company's long-term incentive program, the Committee determined that repricing of options held by executive officers was necessary in order to retain such employees. For additional details regarding the effect of such repricing programs on options held by the Named Executive Officers, see "Option Repricing Information."

Corporate Performance and Chief Executive Officer Compensation

         Mr. Slavin's base salary for 1996 as President and Chief Executive Officer was $320,600. In setting the base salary for Mr. Slavin, the Committee took into account (i) the terms of Mr. Slavin's employment agreement with the Company which stipulated an increase in his 1996 base salary over his starting salary, (ii) the expanded scope of Mr. Slavin's responsibilities, including his duties as Chairman of the Board, and (iii) the Board's confidence in Mr. Slavin to lead the Company's continued development. Mr. Slavin's annual salary was estimated to provide an annual base compensation level at the average as compared to a selected group of other software companies. Based on the Company's performance, Mr. Slavin also received annual incentive payments totaling $37,734. This payment represented a significant reduction from the target bonus to reflect the Company's 1996 financial performance. In addition, in August 1996, the Committee amended Mr. Slavin's outstanding option to purchase 200,000 shares of Common Stock under the 1989 Plan and exchanged Mr. Slavin's outstanding option to purchase 100,000 shares of Common Stock under the 1989 Plan to reduce, in each case, the exercise price of such options to equal the fair market value of the Common Stock on the date of amendment or exchange. Other than such amended and repriced options, Mr. Slavin received no original options grants during 1996. See "--Option Repricing" above and "Option Repricing Information."

Conclusion

         Through the programs described above, a significant portion of the Company's compensation program and the compensation of the Company's Chief Executive Officer are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                           COMPENSATION COMMITTEE



                                           F. Rigdon Currie
                                           Jay L. Kear
                                           John E. Rehfeld


(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                          OPTION REPRICING INFORMATION

         The following table shows certain information concerning the repricing of options received by the Named Executive Officers since the Company's initial public offering in July 1993. See also "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Option Repricing."



                                                                                                         Length of
                                            Number of       Market Price     Exercise                     Original
                                           Securities       of Stock at    Price at Time                Option Term
                                           Underlying         Time of      of Repricing                 Remaining at
                                             Options        Repricing or        or                        Date of
                                           Repriced or       Amendment      Amendment    New Exercise   Repricing or
Name                          Date         Amended (#)         ($)             ($)         Price ($)      Amendment
----                      ------------     -----------     ------------   -------------   ------------   ------------
Roy H. Slavin                8/31/96          200,000         $9.75           $37.75          $9.75          9 years
                             8/31/96          100,000         $9.75           $15.25          $9.75        9.5 years
Sam M. Auriemma              8/31/96           20,000         $9.75            $22.50         $9.75        9.5 years
Joseph Cowan                 8/31/96           16,900         $9.75           $17.125         $9.75       9.25 years
Jeffrey Kissling             8/31/96           10,000         $9.75           $21.125         $9.75        9.5 years
Lawrence T. Whelan (1)       8/31/96           10,000         $9.75           $27.00          $9.75        8.5 years
                             8/31/96            5,000         $9.75           $21.125         $9.75        9.5 years
Ronald C. Mehaffey (2)       8/31/96           10,000         $9.75           $16.00          $9.75        9.5 years
                             8/31/96           10,000         $9.75           $21.125         $9.75        9.5 years
Gary J. Wilson (3)                --               --            --                --            --               --
------------------

(1) Mr. Whelan's options ceased vesting as of his termination, and the vested portion of his options will expire if unexercised by April 3, 1997.

(2)  All of Mr. Mehaffey's options were cancelled as of December 31, 1996.

(3) Mr. Wilson's options ceased vesting as of March 9, 1997, and the vested portion of his options will expire if unexercised by June 9, 1997.

                     PERFORMANCE MEASUREMENT COMPARISON (1)

         The following graph shows a comparison of cumulative total returns of an investment of $100 in cash for the Company, the Center for Research in Securities Prices Index for the NASDAQ Stock Market (United States Companies) (the "CRSP NASDAQ U.S. Index") and the Center for Research in Securities Prices Index for the NASDAQ Computer and Data Processing Stocks (the "CRSP NASDAQ Computer Index") for the period that commenced July 23, 1993 (the date on which the Common Stock was first traded on the NASDAQ National Market System) and ended on December 31, 1996. The graph assumes that all dividends have been reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

  (Wonderware Corporation, CRSP NASDAQ U.S. Index, CRSP NASDAQ Computer Index)

             [GRAPHIC OMITTED, Illustration of returns listed below]


----------------------------------------- --------- --------- --------- --------- ----------
             Index Description            7/23/93   12/31/93  12/31/94  12/31/95   12/31/96
----------------------------------------- --------- --------- --------- --------- ----------
Wonderware Corporation                    100.000   158.929   241.071   121.429      63.507
CRSP Index for the NASDAQ Stock Market    100.000   110.427   107.943   152.532     187.753
  (United States Companies)
CRSP Index for the NASDAQ Computer and    100.000   109.824   133.338   203.394     250.746
  Data Processing Stocks
----------------------------------------- --------- --------- --------- --------- ----------

(1) This Section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.



                              CERTAIN TRANSACTIONS

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

         The Company has entered into certain additional transactions with its directors and executive officers, as described under the captions "Executive Compensation--Compensation of Directors" and "Executive Compensation--Employment Agreements."

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          /s/ Sam M. Auriemma

                                          Sam M. Auriemma
                                          Secretary

April 3, 1997




A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SAM M. AURIEMMA, SECRETARY, WONDERWARE CORPORATION, 100 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618.

                                PROXY

                             WONDERWARE CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1997

         The undersigned stockholder of Wonderware Corporation, a Delaware corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Wonderware Corporation to be held at the Sutton Place Hotel at 4500 MacArthur Blvd., Newport Beach, California on Monday, May 12, 1997 at 10:00 a.m. and hereby appoints Roy H. Slavin and Sam M. Auriemma, and each of them, as attorneys and proxies of the undersigned, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present to vote the shares of stock of Wonderware Corporation which the undersigned may be entitled to vote at such meeting and any and all continuations and adjournments thereof, as set forth below, and in their discretion upon any other matters that may properly come before the meeting.

         THIS PROXY WILL BE VOTED AS SPECIFIED OR IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(IMPORTANT - TO BE VOTED, SIGNED AND DATED ON REVERSE SIDE)  [SEE REVERSE SIDE]

[WONDERWARE CORPORATION LOGO]

April 3, 1997

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Monday, May 12, 1997 at the Sutton Place Hotel at 4500 MacArthur Blvd., Newport Beach, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

                                           Sincerely,
                                           Roy H. Slavin
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                                   DETACH HERE

[X] Please mark votes as in this example.

1: Election of directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

Nominees:    F. Rigdon Currie, Harvard H. Hill, Jr., Jay L. Kear, John E.
             Rehfeld and Roy H. Slavin
             [  ] FOR ALL NOMINEES
             [  ] WITHHELD FROM ALL NOMINEES
             [  ]
                  For all nominees except as noted above

2:           To approve the Employee Stock Purchase Plan, as amended.
             [  ] FOR
             [  ] AGAINST
             [  ] ABSTAIN

2: To ratify selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997.
             [  ] FOR
             [  ] AGAINST
             [  ] ABSTAIN

[  ]         MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT

[  ]         MARK HERE IF YOU PLAN TO ATTEND THE MEETING


                                 PLEASE VOTE, SIGN, DATE AND PROMPTLY
                                 RETURN THIS CARD.

                                 Please sign  exactly as your name
                                 appears  hereon.  If the stock is
                                 registered in the names of two or
                                 more  persons,  each should sign.
                                 Executors,        administrators,
                                 trustees,      guardians      and
                                 attorneys-in-fact    should   add
                                 their  titles.  If  signer  is  a
                                 corporation,   please  give  full
                                 corporate  name  and  have a duly
                                 authorized  officer sign, stating
                                 title.    If    signer    is    a
                                 partnership,   please   sign   in
                                 partnership  name  by  authorized
                                 person.

Signature:_________________Date:_____ Signature:____________________Date:_____